CoinShares Valkyrie Bitcoin Fund 10-K

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (No. 333-252344) of CoinShares Valkyrie Bitcoin Fund of our report dated March 27, 2025 relating to the financial statements, which appears in this Form 10-K.

Towson, Maryland
March 27, 2025